Exhibit 99.1

Celcuity Inc. Announces Pricing of Concurrent Public Offerings of

2.750% Convertible Senior Notes Due 2031 and Common Stock and Pre-Funded Warrants

MINNEAPOLIS, July 30, 2025 – Celcuity Inc. (Nasdaq: CELC) (the “Company”), a clinical-stage biotechnology company pursuing development of targeted therapies for oncology, today announced the pricing of its underwritten public offering of $175,000,000 aggregate principal amount of its 2.750% convertible senior notes due 2031 (the “Convertible Notes” and such offering, the “Convertible Notes Offering”), and its underwritten public offering of 1,836,842 of shares of its common stock (the “Common Stock”) at a public offering price of $38.00 per share and, in lieu of Common Stock to investors who so choose, pre-funded warrants to purchase up to 400,000 shares of Common Stock (the “Pre-Funded Warrants”) at a public offering price of $37.999 per Pre-Funded Warrant, which represents the per share public offering price of each share of Common Stock less the $0.001 per share exercise price of each Pre-Funded Warrant (such offering, the “Common Stock Offering”).

The Company has granted the underwriters of the offerings a 30-day option to purchase up to an additional $26,250,000 aggregate principal amount of Convertible Notes, solely to cover over-allotments, if any, in the Convertible Notes Offering and a 30-day option to purchase up to an additional 335,526 shares of Common Stock at the public offering price less the underwriting discounts and commissions in the Common Stock Offering.

The Convertible Notes will be general, unsecured, senior obligations of the Company. The Convertible Notes will accrue interest payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2026, at a rate equal to 2.750% per year. The Convertible Notes will mature on August 1, 2031, unless earlier converted, redeemed or repurchased by the Company.

At any time until the close of business on the scheduled trading day immediately before the maturity date, the Convertible Notes will be convertible at the option of the holders based on an initial conversion rate of 19.4932 shares of Common Stock per $1,000 principal amount of the Convertible Notes, which is equivalent to an initial conversion price of approximately $51.30 per share of Common Stock, representing a premium of approximately 35% above the public offering price per share of Common Stock in the Common Stock Offering. In connection with the closing of the Convertible Notes Offering, the Company will irrevocably elect to settle conversions, if any, of the Convertible Notes in shares of Common Stock together with cash in lieu of any fractional share, if applicable.

The Convertible Notes Offering is expected to close on August 1, 2025, while the Common Stock Offering is expected to close on July 31, 2025, in each case, subject to satisfaction of customary closing conditions. The closing of neither the Convertible Notes Offering nor the Common Stock Offering is conditioned upon the closing of the other offering.

The Company estimates that the net proceeds from the Convertible Notes Offering and the Common Stock Offering will be approximately $248.7 million, after deducting underwriting discounts and commissions and the Company’s estimated offering expenses. The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, which may include clinical trial expenditures, commercial launch expenditures, research and development expenditures, capital expenditures, expansion of business development activities and other general corporate purposes. If the underwriters exercise their over-allotment option, the Company expects to use any additional proceeds from the offering for the purposes described in the preceding sentence.

In connection with the pricing of the Convertible Notes Offering, the Company has determined that it will not enter into the capped call transactions with one or more of the underwriters or affiliates thereof and/or other financial institutions (the “option counterparties”) as initially contemplated and as disclosed in the preliminary prospectus supplement relating to the Convertible Notes Offering and the preliminary prospectus supplement relating to the Common Stock Offering. As a result of the Company’s determination not to enter into the capped call transactions, certain investors in the Convertible Notes that were expecting to hedge their equity price risk through certain derivative transactions with the option counterparties may instead hedge their equity price risk after the pricing of the Convertible Notes Offering by entering into derivative transactions with other parties or selling shares of Common Stock, which could adversely affect the market price of our Common Stock and the Convertible Notes.

Jefferies, TD Cowen and Leerink Partners are acting as joint book-running managers for the Convertible Notes Offering and the Common Stock Offering. LifeSci Capital is acting as lead manager for the Convertible Notes Offering and passive bookrunner for the Common Stock Offering. ICR Capital LLC is acting as financial advisor to the Company in connection with the Convertible Notes Offering.

The Company has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) as well as a preliminary prospectus supplement with respect to each of the offerings to which this communication relates. Before you invest, you should read the applicable preliminary prospectus supplement and the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and these offerings. You may obtain these documents by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the applicable offering will arrange to send you the applicable preliminary prospectus supplement (or, when available, the applicable final prospectus supplement) and the accompanying prospectus upon request to: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York 10022, or by telephone at (877) 821-7388, or by email at Prospectus Department@Jefferies.com; TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, NY 10017, by telephone at (855) 495-9846 or by email at TD.ECM_Prospectus@tdsecurities; or Leerink Partners LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105 or by email at syndicate@leerink.com. This press release does not constitute an offer to sell or a solicitation of an offer to buy the Convertible Notes, any shares of Common Stock issuable upon conversion of the Convertible Notes, the shares of Common Stock, the Pre-Funded Warrants, any shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration and qualification under the securities laws of such state or jurisdiction.

ABOUT CELCUITY

Celcuity is a clinical-stage biotechnology company pursuing development of targeted therapies for treatment of multiple solid tumor indications. The company’s lead therapeutic candidate is gedatolisib, a potent, pan-PI3K and mTORC1/2 inhibitor that comprehensively blockades the PI3K/AKT/mTOR (“PAM”) pathway. Its mechanism of action and pharmacokinetic properties are differentiated from other currently approved and investigational therapies that target PI3Kα, AKT, or mTORC1 alone or together. A Phase 3 clinical trial, VIKTORIA-1, evaluating gedatolisib in combination with fulvestrant with or without palbociclib in patients with HR+/HER2- advanced breast cancer is currently enrolling patients. A Phase 1/2 clinical trial, CELC-G-201, evaluating gedatolisib in combination with darolutamide in patients with metastatic castration resistant prostate cancer, is ongoing. A Phase 3 clinical trial, VIKTORIA-2, evaluating gedatolisib plus a CDK4/6 inhibitor and fulvestrant as first-line treatment for patients with HR+/HER2- advanced breast cancer is currently enrolling patients. Celcuity is headquartered in Minneapolis.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including statements relating to the Convertible Notes Offering, the Common Stock Offering, our ability to complete such offerings on the anticipated timeline or at all and the anticipated use of the net proceeds therefrom, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting management’s best judgment based upon currently available information. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “confidence,” “encouraged,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. The forward-looking statements included in this press release are based on management’s current expectations and beliefs which are subject to a number of risks, uncertainties and factors, including our limited operating history; our potential inability to develop, validate and commercialize gedatolisib on a timely basis or at all; the uncertainties and costs associated with clinical studies and with developing and commercializing biopharmaceuticals; the complexity and difficulty of demonstrating the safety and sufficient magnitude of benefit to support regulatory approval of gedatolisib and other products we may develop; challenges we may face in developing and maintaining relationships with pharmaceutical company partners; the uncertainty and costs associated with clinical trials; the uncertainty regarding market acceptance by physicians, patients, third-party payors and others in the medical community, and with the size of market opportunities available to us; difficulties we may face in managing growth, such as hiring and retaining a qualified sales force and attracting and retaining key personnel; changes in government regulations; tightening credit markets and limitations on access to capital; stock market volatility or other factors that may affect our ability to access capital on favorable terms or at all; and obtaining and maintaining intellectual property protection for our technology and time and expense associated with defending third-party claims of intellectual property infringement, investigations or litigation threatened or initiated against us. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as such risks may be updated in our subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by these cautionary statements, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

CONTACTS:

Celcuity Inc.
Brian Sullivan, bsullivan@celcuity.com
Vicky Hahne, vhahne@celcuity.com
(763) 392-0123

ICR Healthcare
Patti Bank, patti.bank@icrhealthcare.com
(415) 513-1284